Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4489) pertaining to the Sola Optical 401(K) Savings Plan and in the Registration Statement (Form S-8 No. 33-93788) pertaining to the Sola International Inc. Stock Option Plan and the Sola Investors' Stock Option Plan of Sola International Inc. of our report dated May 6, 1997, with respect to the consolidated financial statements and schedule of Sola International Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1997.




                                                            Ernst & Young LLP


Palo Alto, California
June 7, 1997